EXHIBIT 10.2

Execution Version

BIODRAIN MEDICAL, INC. 2012 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD GRANT

This Restricted Stock Award Agreement (the “Agreement”), dated as of March 14, 2013 (the “Date of Grant”), is delivered by BioDrain Medical, Inc., a Minnesota corporation (the “Company”), to Josh Kornberg (the “Grantee”).

RECITALS

WHEREAS, the BioDrain Medical, Inc. 2012 Stock Incentive Plan (the “Plan”) provides for the grant of restricted stock in accordance with the terms and conditions of the Plan; and

WHEREAS, the Board of Directors of the Company (the “Board”) has decided to make a restricted stock award grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.	Restricted Stock Grant.

(a)	Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee Five Million (5,000,000) shares of Common Stock of the Company (“Shares”), subject to the restrictions set forth below and in the Plan (“Restricted Stock”).

(b)	For purposes of grant of Restricted Stock evidenced by this Agreement, the following terms shall have the meanings specified below:

(i)	“Change in Control” shall mean any of the following:

(A)	there is consummated a merger, consolidation, statutory exchange or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(B)

any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b )(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s shareholders;

(C)	there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or

(D)	individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new director shall, for purposes of sentence, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing paragraph (B) solely as the result of (i) the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates; or (ii) a repurchase or other acquisition of securities by the Company which, by reducing the number of shares of voting securities outstanding, increases the proportionate number of voting securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all of the then outstanding voting securities; provided, however, that if any person referred to in this clause (ii) shall thereafter become the beneficial owner of any additional shares of voting securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all of the then outstanding voting securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (B).

2

(ii)	“Employment Agreement” means that certain Employment Agreement, dated August 13, 2012 and effective as of April24, 2012 (as amended from time to time), by and between the Company and the Grantee.

(iii)	“Fair Market Value” shall have the meaning set forth in the Plan.

(iv)	“Liquidity Event” means the date of a Change in Control.

2.	Vesting and Nonassignability of Restricted Stock.

(a)	Vesting Restricted Stock. In the event of a Liquidity Event, one hundred percent (100%) of the Shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(c) and 2(d) shall lapse, if the Grantee continues to be employed by, or provide service to, the Company from the Date of Grant until the date of the Liquidity Event.

(b)	For purposes of this Agreement, the term “vest” shall mean with respect to any share of Restricted Stock subject to the restrictions on transfer set forth in this Agreement or the Plan and that such share is no longer subject to the risk of forfeiture.

(c)	Except as otherwise provided in the Employment Agreement or any employment or other agreement between the Company and the Grantee, if the Grantee’s employment or service with the Company terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.

(d)	During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3.	Issuance of Certificates.

(a)	Stock certificates representing the Restricted Stock will be issued by the Company and held in escrow by the Company or its designee until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. To facilitate any transfer or forfeiture contemplated by this Agreement, upon signing the Agreement the Grantee shall deliver an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Company, or its designee, to hold in the escrow for so long as such shares of Restricted Stock have not vested pursuant this Agreement, with the authority to take all such actions and to effectuate all such transfers and/or forfeitures as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. During the Restriction Period, the Grantee shall receive any cash dividends with respect to the non-vested shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split-up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

3

(b)	When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.

(c)	The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company in its discretion to comply with relevant securities laws and regulations.

4.	Grant Subject to Plan Provisions. Except as otherwise provided herein, this grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes; (b) the registration, qualification or listing of the shares; (c) changes in capitalization of the Company; and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive and binding upon all parties as to any questions arising hereunder. In the event of any inconsistency or conflict between the Plan and this Agreement, the terms, conditions and provisions of this Agreement shall govern and control.

5.	Adjustments. If there is any change in the number or kind of Shares outstanding (a) by reason of a spinoff, split of Shares, reclassification, combination or exchange of Shares or similar event; (b) by reason of a merger, reorganization or consolidation; (c) by reason of any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration; or (d) by reason of a change in the structure of the Company, or if the value of the outstanding Shares are substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary distribution, the shares of Restricted Stock, the kind of Shares issued under this Agreement, and the price per share of Shares covered by the shares of Restricted Stock may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement of dilution of rights and benefits under such shares of Restricted Stock; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

4

6.	Shareholder Approval. If the Restricted Stock covered by this Agreement exceed, as of the Date of Grant, the number of shares of common stock which may be issued under the Plan as last approved by the shareholders of the Company, then this Agreement shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of common stock issuable under the Plan is obtained in accordance with the provisions of the Plan on or before July 30, 2013. For purposes of determining the number of excess shares in accordance with this Section, the Restricted Stock shall be deemed to have been granted to Grantee after any stock options granted to Grantee under the Plan on the Date of Grant.

7.	Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any Federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Restricted Stock.

8.	Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Stock, the Grantee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Stock and their fair market value on the date of grant. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Stock lapse. The Grantee is strongly encouraged to seek the advice of his own tax consultants in connection with the issuance of the Restricted Stock and the advisability of filing of the election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit B for reference.

THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE GRANTEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

9.	No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10.	Assignment by the Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11.	Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflicts of laws provisions thereof.

5

12.	Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Remainder of this page intentionally left blank. Signature page(s) immediately follow.]

6

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument and the Grantee has placed his signature hereon, effective as of the Date of Grant.

.	BIODRAIN MEDICAL, INC

	By:	/s/ Bob Myers

	Its:	Chief Financial Officer

I hereby accept the grant or Restricted Stock described in this Agreement and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Board with respect to the Plan or the foregoing grant or Restricted Stock shall be final and binding on me, my beneficiaries and any other person having or claiming an interest in the Restricted Stock described in this Agreement.

/s/ Josh Kornberg
Josh Kornberg

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Josh Kornberg hereby sells, assigns and transfers unto _________________, ______________ (_____________________________) shares of Common Stock of BioDrain Medical, Inc., a Minnesota corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. LJ herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

Dated:
Josh Kornberg

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

(1)	Name of taxpayer making election: ________________________
Address: _____________________________________________
Social Security Number: ________________________________
Tax Year for which election is being made: _________________

(2)	The property with respect to which the election is being made consists of [ ] shares of Common Stock (the “Shares”) of BioDrain Medical, Inc. (the “Company”), of which all of the Shares are subject to vesting restrictions.

(3)	Date the property was transferred: March 14, 2013 (the “Date of Grant”).

(4)	The Shares are subject to forfeiture to the Company if the taxpayer ceases to be employed by, or provide service to, the Company during the restriction period. The restriction period lapses if the taxpayer is employed by, or providing service to, the Company from the Date of Grant until the date of the Liquidity Event (i.e., the date of a change in control).

(5)	The fair market value at the time of the transfer of the stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $[_] per share.

(6)	The amount paid for the stock is [$0] per share ([$OJ aggregate consideration).

(7)	A copy of this statement has been furnished to the Company (and to the transferee of the Shares, if different from the taxpayer) as required by § 1.83-2(d) of the Regulations.

(8)	This statement is executed as of [Insert Date].

Josh Kornberg

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1.	Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2.	Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITIDN WHICH TO MAKE THE ELECTION - NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3.	Deliver one counterpart of the completed election to the Company for its files.

4.	If anyone other than you (e.g, one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5.	Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.